UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - February 15, 2008

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Effective February 15, 2008 Brian Davis retired as Vice President and Chief Financial Officer of IEC Electronics Corp. (the “Company”) and Michael Schlehr was appointed to that position effective February 18, 2008.

Mr. Schlehr, age 46, has served as Vice President of Finance and Administration for the Process Solutions Group of Robbins & Myers, Inc from 2005 until 2008 and as Director of Operations Accounting for Birdseye Foods Inc from 2000 until 2005.

Under the terms of a Letter Agreement with the Company, Mr. Schlehr, will receive an annual base salary of $155,000, a hiring bonus of $5,000 and incentive stock options for 50,000 shares of stock, at an exercise price of $1.70, the closing price of the Company’s stock on the date of grant. The option has a seven year term and will vest as follows: 50% on February 18, 2011 and 50% on February 18, 2012. In the event of Mr. Schlehr’s termination of employment for any reason other than cause he will be entitled to six months of severance compensation and six months of health insurance provided by the Company. He is entitled to participate in the Company's Senior Management Incentive Plan with a guaranteed first year's payment of $35,000.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Neither the filing of any exhibit to this report nor the inclusion in such exhibits of a reference to IEC Electronics Corp.’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at IEC Electronics Corp.’s Internet address is not part of this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release issued by IEC Electronics Corp. dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp. (Registrant)

Date: February 19, 2008	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman, Chief Executive Officer